Director Resignation Policy

Commencing with the 2012 Director nominations and elections, this Director Resignation Policy will become effective for the Company. In an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withhold Vote”) will promptly tender his or her resignation to the Board of Directors following completion of the stockholder vote. Abstentions will not be considered in the determination of a Majority Withhold Vote.

The Corporate Governance and Nominating Committee will promptly consider the 0resignation submitted by a Director receiving a Majority Withhold Vote, and, no later than 20 days following the date of the stockholders’ meeting where the election occurred, the Corporate Governance and Nominating Committee will recommend to the Board of Directors whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Corporate Governance and Nominating Committee will consider factors deemed relevant by the members of the Corporate Governance and Nominating Committee including, without limitation, the stated reasons why stockholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered and the Director’s contributions to the Company.

The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation no later than 45 days following receipt of the Corporate Governance and Nominating Committee’s recommendation. The decision of the Board of Directors may be, among other things, to (i) accept the resignation; (ii) defer acceptance of the resignation until a replacement Director with certain necessary qualifications held by the subject Director can be identified and elected to the Board of Directors; (iii) reject the resignation, but address what the Board of Directors believes to be the underlying reasons for the failure of the Director to be reelected; (iv) reject the resignation, but resolve that the Director will not be re-nominated in the future for election; or (v) reject the resignation.

In considering a tendered resignation, the Board of Directors is authorized to consider all factors it deems relevant to the best interests of the Company and the stockholders including, without limitation, (i) specifically expressed reasons why the stockholders “withheld” votes for the election of a Director; (ii) what the Board of Directors believes to be the underlying reasons for the Majority Withhold Vote, including whether these reasons relate to the incumbent Director’s performance as a Director; whether these reasons relate to the Company or another company; and whether these reasons are curable and alternatives for effecting any cure; (iii) the tenure and qualifications of the Director; (iv) the Director’s past and expected future contributions to the Company; (v) the other policies of the Board of Directors; (vi) the overall composition of the Board of Directors, including whether accepting the resignation would cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission, the Nasdaq Stock Market, or any other regulatory or self-regulatory requirements; and (vii) whether the resignation of the Director could result in the triggering of change in control or similar provisions under any contract by which the Company is bound or any benefit plan of the Company and, if so, the potential impact thereof.

Following the Board’s decision on the Corporate Governance and Nominating Committee’s recommendation, the Company will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.

To the extent that one or more Directors’ resignations are accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any Director who tenders his or her resignation pursuant to this provision will not participate in the Corporate Governance and Nominating Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Corporate Governance and Nominating Committee received a Majority Withhold Vote, then the independent Directors who are on the Board who did not receive a Majority Withhold Vote (or who were not standing for election) will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept them or reject them. This Board committee may, but need not, consist of all of the independent Directors who did not receive a Majority Withhold Vote or who were not standing for election.

This Director Resignation Policy will be summarized in each proxy statement relating to an election of Directors of the Company.